                                                                   Exhibit 11(a)
                             BLUE WAVE SYSTEMS INC.
                             (FORMERLY MIZAR, INC.)
                     COMPUTATION OF PER SHARE INCOME (LOSS)
                    (in thousands, except per share amounts)

                                                                                        Three Months Ended
                                                                                            March 31,
                                                                                         1998       1997
                                                                                       --------   --------
BASIC INCOME (LOSS) PER SHARE:
     Net income (loss)                                                                 $   218    $  (665)
                                                                                       =======    =======

     Weighted average shares outstanding                                                 5,136      4,950

Basic income (loss) per share                                                          $  0.04    $ (0.13)
                                                                                       =======    =======


DILUTED INCOME (LOSS) PER SHARE:
     Weighted average shares outstanding                                                 5,136      4,950

     Effect of common stock equivalents:
               Options outstanding                                                         417        N/A
               Weighted average exercised options outstanding for portion of period,
                     net of equivalent shares purchased at average fair market value        --        N/A
               Effect of using option proceeds to repurchase common stock at
                     average fair market value                                            (184)       N/A
                                                                                       -------    -------
                                                                                           233         --
                                                                                       -------    -------
                                 Total common stock equivalents                          5,369      4,950
                                                                                       -------    -------

Diluted income (loss) per share                                                        $  0.04    $ (0.13)
                                                                                       =======    =======